UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 20, 2016

DS HEALTHCARE GROUP, INC.

(Exact name of registrant as specified in its charter)

______________

Florida	001-35763	20-8380461
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Green Road, Pompano Beach, Florida 33064

(Address of Principal Executive Office) (Zip Code)

(888) 404-7770

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 20, 2016, DS Healthcare Group, Inc. (the “Company”) was notified by Nasdaq that because the Company has not filed its Annual Report on Form 10-K for the year ended December 31, 2015, the Company no longer qualifies for continued listing in accordance with Nasdaq Rule 5250(c)(1).  The Company has until May 11, 2016 to submit to Nasdaq a plan to regain compliance with Nasdaq’s listing rules.  If the Company’s plan is accepted by Nasdaq, it can grant an extension to give the Company until October 11, 2016 to regain compliance.  No assurances can be given that Nasdaq will grant such an extension.  However if an extension is granted, it would also require the Company to file all subsequent periodic filings required to be filed through the extension date. If the extension is not granted, the Company has the option to appeal to that decision to a Nasdaq hearings panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DS HEALTHCARE GROUP, INC.

Date: April 26, 2016	By:	/s/ Daniel Khesin
Daniel Khesin
President